                        QUOTA SHARE REINSURANCE AGREEMENT
                        ---------------------------------

                                     BETWEEN

                         PAFCO GENERAL INSURANCE COMPANY
                       (HEREINAFTER CALLED THE "COMPANY")

                                       AND

                    NATIONAL UNION FIRE INSURANCE COMPANY OF
                                 PITTSBURGH, PA.
                      (HEREINAFTER CALLED THE "REINSURER")


                                      INDEX
                                      -----

               ARTICLE                    SUBJECT                          PAGE
               -------                    -------                          ----


                  I     BUSINESS COVERED................................    1.
                 II     TERM AND TERMINATION............................    1.
                III     TERRITORY.......................................    1.
                 IV     QUOTA SHARE PARTICIPATION AND LIMIT.............    1.
                  V     WARRANTY........................................    2.
                 VI     PREMIUM AND COMMISSION..........................    2.
                VII     COMMUTATION.....................................    2.
               VIII     DEFINITIONS.....................................    2.
                 IX     REPORTS AND ACCOUNTING..........................    2.
                  X     EXCLUSIONS......................................    3.
                 XI     ACCESS TO RECORDS...............................    4.
                XII     ARBITRATION.....................................    4.
               XIII     CONFIDENTIALITY.................................    5.
                XIV     ERRORS AND OMISSIONS............................    5.
                 XV     FEDERAL EXCISE TAX..............................    5.
                XVI     FOLLOW THE FORTUNES.............................    5.
               XVII     GOVERNING LAW...................................    5.
              XVIII     INSOLVENCY......................................    6.
                XIX     OFFSET..........................................    7.
                 XX     SEVERABILITY....................................    7.
                XXI     SPECIAL TERMINATION OR SETTLEMENT...............    7.
               XXII     CURRENCY REVALUATION............................    8.

         ATTACHMENTS:
         NUCLEAR INCIDENT EXCLUSION CLAUSE - LIABILITY - REINSURANCE, (BRMA 35A)

                        QUOTA SHARE REINSURANCE AGREEMENT

                                     BETWEEN

     SUPERIOR INSURANCE COMPANY AND ITS WHOLLY-OWNED INSURANCE SUBSIDIARIES
                       (HEREINAFTER CALLED THE "COMPANY")

                                       AND

                    NATIONAL UNION FIRE INSURANCE COMPANY OF
                                 PITTSBURGH, PA.
                      (HEREINAFTER CALLED THE "REINSURER")

    ************************************************************************

ARITCLE I                         BUSINESS COVERED
---------                         ----------------

The Reinsurer hereby agrees to reinsure a quota share of policies classified by the Company as non-standard automobile; both liability and physical damage (including business assumed that is directly underwritten by the Company) in-force on January 1, 2000 and effective during the term of this agreement.

ARITCLE II                        TERM AND TERMINATION
----------                        --------------------

This Agreement commences at 12:01 a.m. Eastern Standard Time, January 1, 2000 and shall remain in force until 11:59 p.m. Eastern Standard Time, December 31, 2000. Either party may terminate effective on the first day of any calendar quarter with 60 days advance written notice. The Reinsurer shall remain liable for loss under reinsured policies effective prior to the termination date.

ARITCLE III                       TERRITORY
-----------                       ---------

This Agreement covers risks located nationwide, as per the Company's original Policies.

ARTICLE IV        QUOTA SHARE PARTICIPATION AND LIMIT
----------        -----------------------------------

The aggregate quota share cession shall be at the option of the Company and subject to a minimum of 20% and a maximum of 75%. However, the maximum cession will be limited to $11,000,000 per quarter which shall be in addition to the cession of the in-force business which shall be at the minimum provisional percent. The provisional quota share percent shall be 20%. In the event this produces in excess of $11 million for any one quarter, the dollar amount cession shall be reduced to $11,000,000 dollars for the Company. The quota share percent applicable for the Company shall be the ratio of the adjusted dollar cession to the gross subject written premium for the Company in that quarter. This quarterly limit can be increased by mutual agreement between the Reinsurer and the Company. The Company shall notify the Reinsurer prior to the last day of the calendar quarter of the quota share percent.

The Reinsurer's liability for aggregate losses, including allocated loss adjustment expenses (and unallocated loss adjustment expenses, where applicable under REPORTS AND ACCOUNTING), shall be limited to 97% of earned premium ceded for all business effective in all calendar quarters plus the in-force business. The calculation shall be from inception to date.

ARTICLE V                         WARRANTY
---------                         --------

The Company shall maintain catastrophe and per risk reinsurance limiting the ceded loss from any one occurrence or for any one risk so as not to exceed $250,000 or $350,000, respectively, or it shall be so deemed.

ARTICLE VI                        PREMIUM AND COMMISSION
----------                        ----------------------

The Company will pay the Reinsurer a premium equal to the pro rata share of premium applicable on all policies ceded and the Reinsurer shall allow the Company a minimum and provisional ceding commission of 18% on such premium. The ceding commission slides 1 for 1 for each 1.0% decrease in the Loss Ratio below 79% up to a maximum ceding commission of 31% at a 66% loss ratio. This calculation shall be from inception to date for all business ceded effective in all calendar quarters plus the in-force business.

ARITCLE VII                       COMMUTATION
-----------                       -----------

The Company may request and the Reinsurer shall grant a commutation of all liabilities to be effective at the end of any calendar quarter. The Reinsurer shall pay the Company the outstanding case reserves plus an amount for incurred but not reported losses as mutually agreed. In the event mutual agreement cannot be reached, the Reinsurer may appoint an independent actuary to establish the incurred but not reported losses. The Company shall notify the Reinsurer of such request within 60 days of the close of the calendar quarter. In such event the Company shall pay the positive Funds Withheld Balance to the Reinsurer and the Company shall release the Reinsurer of any and all liabilities.

ARTICLE VIII                      DEFINITIONS
------------                      -----------

Funds Withheld Balance shall mean:

         Previous Funds Withheld Balance,
         plus 97% of ceded written premium,
         minus ceding commission,
         minus ceded paid losses (including allocated loss adjustment expenses), minus ceded paid unallocated loss adjustment expenses, if applicable.


Loss Ratio shall mean losses paid and outstanding, including IBNR and allocated loss adjustment expenses, divided by earned premium.

Premium shall mean the premium charged the insured, net of returned premium, however, uncollectable premium shall not be deemed a return premium.

Allocated loss adjustment expenses shall be as defined under statutory accounting practices.

Unallocated loss adjustment expenses shall be as defined under statutory accounting practices.

ARTICLE IX                        REPORTS AND ACCOUNTING
----------                        ----------------------

Within 45 days after the end of each calendar quarter, the Company shall furnish an account statement to the Reinsurer, for their share on the Business Covered including the following:

      6.    Written premiums-credit

      7.    Commission-debit

      8. Net losses (including allocated loss adjustment expenses) paid by the Company - debit

      9. Reserve for outstanding losses including incurred but not reported (including allocated loss adjustment expenses).

      10.   Unearned Premium.

In the event the loss ratio is in excess of 85%, the Reinsurer shall be liable for unallocated loss adjustment expenses equal to 1% of earned premium for each Loss Ratio point in excess of 85%, however, not in excess of 6% of earned premium.

When applicable, the coverage for unallocated loss adjustment expenses shall be included in the maximum limit of 97% of earned premium ceded referred to in QUOTA SHARE PARTICIPATION AND LIMIT. The forgoing shall be a combined account for all business effective in all calendar quarters plus the in-force business. The Company shall report this information separately for all business effective in each calendar quarter plus a report for the in-force business.

The Company will pay the Reinsurer 3% of the premium with the balance, if any, being held in a Funds Withheld Balance for subsequent payment of losses, commission adjustments and return premiums. Amounts due the Company shall be withdrawn from the Funds Withheld Balance and if the Funds Withheld Balance is negative, the Reinsurer shall pay the amount due.


ARTICLE X                         EXCLUSIONS
---------                         ----------
This reinsurance does not apply to the following:

f. Any actual or alleged failure, malfunction or inadequacy of:

      3)    Any of the following, whether belonging to any insured or to others:
            g)    Computer hardware, including microprocessors;
            h)    Computer application software;
            i)    Computer operating systems and related software;
            j)    Computer networks;
            k) Microprocessors (computer chips) not part of any computer system, or
            l)    Any other computerized or electronic equipment or components;
                  or

      4) Any other products, an any services, data or functions that directly or indirectly use or rely upon, in any manner, any of the terms listed in paragraph 2.a. 1);

      due to the inability to correctly recognize, process, distinguish, interpret or accept the year 2000 and beyond.

g. Any advice, consultation, design, evaluation, inspection, installation, maintenance, repair, replacement or supervision provided or done by the Company or for the Company to determine, rectify or test for, any potential or actual problems described in paragraph 2.a.

h. Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any Pool or Association including Pools or Associations in which membership by the Company is required under any statutes or regulations(other than assigned risk automobile plans).

i. Business excluded by the attached Nuclear Incident Exclusion Clauses - Liability - Reinsurance.

j. All liability of the Reassured arising, by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, which provides for any assessment of or payment or assumption by the Reassured of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

ARTICLE XI                        ACCESS TO RECORDS
----------                        -----------------

The Reinsurer, or its duly authorized representative, shall have free access at all reasonable times during and after the currency of this agreement, to books and records maintained by any of the division, department and branch offices of the Company which are involved in the subject matter of this Agreement and which pertain to the reinsurance provided hereunder and all claims made in connection therewith. Notwithstanding the provisions of the preceding sentence, if undisputed balances due from the Reinsurer under this Agreement have not been paid for the two most recent reported calendar quarters, the Reinsurer shall not have access to any of the Company's records relating to this Agreement without the specific consent of the Company.

ARTICLE XII                       ARBITRATION
-----------                       -----------

A. All disputes or differences arising out of the interpretation of this Agreement shall be submitted to the decision of two arbitrators, one to be chosen by each party, and in the event of the arbitrators failing to agree, to the decision of an umpire to be chosen by the arbitrators. The arbitrators and umpire shall be disinterested active or retired executive officials of fire or casualty insurance or reinsurance companies or Underwriters at Lloyd's, London. If either of the parties fails to appoint an arbitrator within one month after being required by the other party in writing to do so, or if the arbitrators fail to appoint an umpire within one month of a request in writing by either of them to do so, such arbitrator or umpire, as the case may be, shall at the request of either party be appointed by a Justice of the Supreme Court of the State of New York.

B. The arbitration proceeding shall take place in New York, New York. The applicant shall submit its case within one month after the appointment of the court of arbitration, and the respondent shall submit its reply within one month after the receipt of the claim. The arbitrators and umpire are relieved from all judicial formality and may abstain from following the strict rules of law. Punitive damages shall not be awarded by the panel against either party which are apart from the punitive damages that may be in dispute. They shall settle any dispute under the Agreement according to an equitable rather than a strictly legal interpretation of its terms.

C. Their written decision shall be provided to both parties and shall be final and not subject to appeal.

D. Each party shall bear the expenses of his arbitrator and shall jointly and equally share with the other the expenses of the umpire and of the arbitration.

E.    This Article shall survive the termination of this Agreement.

ARTICLE XIII                      CONFIDENTIALITY
------------                      ---------------

All terms and conditions of this Agreement and any materials provided in the course of inspection shall be kept confidential by the Reinsurer as against third parties, unless the disclosure is required pursuant to process of law or unless the disclosure is to Reinsurer's retrocessionaires, financial auditors or governing regulatory bodies. Disclosing or using this information for any purpose beyond the scope of this Agreement, or beyond the exceptions set forth above, is expressly forbidden without the prior consent of the Company.

ARTICLE XIV                       ERRORS AND OMISSIONS
-----------                       --------------------

Any inadvertent delay, omission or error shall not relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified immediately upon discovery.

ARTICLE XV                        FEDERAL EXCISE TAX
----------                        ------------------

(Federal Excise Tax applies only to those Retrocessionaires, excepting Underwriters at Lloyd's London and other Retrocessionaires exempt from Federal Excise Tax, who are domiciled outside the United States of America.) A. The Retrocessionaires has agreed to allow for the purpose of paying the Federal Excise Tax 1% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.
B. In the event of any return of premium becoming due hereunder the Retrocessionaires will deduct 1% from the amount of the return and the Retrocedent or its agent should take steps to recover the Tax from the United States Government.

ARTICLE XVI                       FOLLOW THE FORTUNES
-----------                       -------------------

C. The Reinsurer's liability shall attach simultaneously with that of the Company and shall be subject in all respects to the same risks, terms, conditions, interpretations, waivers, and to the same modification, alterations and cancellations as the respective insurances (or reinsurances) of the Company, the true intent of this Agreement being that the Reinsurer shall, in every case to which this Agreement applies, follow the underwriting fortunes of the Company.

D. Nothing shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

ARTICLE XVII                      GOVERNING LAW
------------                      -------------

This Agreement shall be governed by and construed in accordance with the laws of the state of New York.

ARTICLE XVIII                     INSOLVENCY
-------------                     ----------

E. In the event of insolvency and the appointment of conservator, liquidator, or statutory successor of the ceding company, the portion of any risk or obligation assumed by the reinsurer shall be payable to the conservator, liquidator, or statutory successor of the company having authority to allow such claims: without diminution because of that insolvency, or because the conservator, liquidator, or statutory successor has failed to pay all or a portion of any claims. Payments directly to the ceding insurer or to its conservator, liquidator, or statutory successor, except where the contract of insurance or reinsurance specifically provides another payee of such reinsurance in the event of the insolvency of the ceding insurer. The reinsurance contract may provide that the conservator, liqudator, or statutory successor of a ceding insurer shall give written notice of the pendency of a claim against the ceding insurer indicating the policy or bond reinsured, within a reasonable time after such claims is filed and the reinsurer may interpose, at its own expense, in the proceeding where such claims is to be adjusticated, any defense or defenses which it amy deem available to the ceding insurere or its conservator, liquidator, or statutory successor. The expense thus incurred by the reinsurer shall be payable subject to court approval out of the estate of the insolvent ceding insurer as part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the ceding insurer in conversation or liquidation, solely as result of the defense undertaken by the reinsurer. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurers of the pendency of a claim against the Company which would involve a possible liability on the part of the Reinsurers, indicating the policy or bond reinsured, within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership. It is further agreed that during the pendency of such claim the Reinsurers may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that they may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurers shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurers.

F. Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the Agreement as though such expense had been incurred by the Company.

G. The reinsurance shall be payable by the Reinsurers to the Company or to its liquidator, receiver, conservator, or statutory successor, except as provided by Section 4118(a) (1) (A) and 1114 (c) of the New York Insurance Law or except (a) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, and (b) where the Reinsurers with the consent of the direct insured or insureds have voluntarily assumed such policy obligations of the Company as direct obligations of the Reinsurers to the payees under such policies and in substitution for the obligations of the Company to the payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, is entirely released from its obligation and the Reinsurers pay any loss directly to payees under such policy.

H. Notwithstanding clauses A, B, and C, where the Company is authorized under the Insurance Companies Act (Canada) to insure in Canada risks, in the event of the insolvency of the Company, reinsurance payable in respect of the insurance business in Canada of the Company shall be payable to the Chief Agent in Canada of the Company or to the liquidator, receiver, conservator or statutory successor appointed in Canada in respect of the insurance business in Canada of the Company without diminution because of the insolvency of the Company or because the Company or a liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or any portion of any claim. All other terms and conditions of clauses A, B, and C remain in effect and apply to this clause D which shall prevail if there is a conflict or inconsistency.

ARTICLE XIX                       OFFSET
-----------                       ------

Each party hereto shall have, and may exercise at any time and from time to time, the right to offset any undisputed balance or balances, whether on account of premiums or on account of losses, due from such party to the other (or, if more than one, any other) party hereto under this Agreement or under any other reinsurance agreement heretofore or hereafter entered into by and between them, and may offset the same against any undisputed balance or balances due to the former from the latter under the same or any other reinsurance agreement between them, and the party asserting the right of offset shall have and may exercise such right whether the undisputed balance or balances due to such party from the other are on account of premiums or on account of losses and regardless of the capacity, whether as assuming insurer or as ceding insurer, in which each party acted under the agreement or, if more than one, the different agreements involved

Where the Company is authorized under the Insurance Companies Act (Canada) to insure in Canada risks, for the purpose of this Article, the branch of a Company in Canada shall be considered as a party separate and distinct from the Company and the right of offset provided for in this Article shall belong to and be applied against that branch as though it were a separate and distinct party.


ARTICLE XX                        SEVERABILITY
----------                        ------------

If any provision of this Agreement shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.


ARTICLE XXI                       SPECIAL TERMINATION OR SETTLEMENT
-----------                       ---------------------------------

SECTION I (TERMINATION)
A. Either party may terminate this Agreement immediately in the event that:
      3. The other party should at any time become insolvent, or suffer any impairment of contributed capital, or file a petition in bankruptcy, or go into liquidation, rehabilitation, or voluntary supervision, or have a receiver appointed, or be acquired or controlled by any other insurance company or organization, or
      4. There is a severance of obstruction of free and unfettered communication and/or normal commercial and/or financial intercourse between the United States of America and the country in which the Reinsurer is incorporated or has its principal office as a result of war, currency regulations, or any circumstances arising out of political, financial or economic emergency.


B. Either party may terminate this Agreement immediately in the event that:
      3.    Upon application of the NAIC Insurance Regulatory Information System
            (IRIS) tests to the Company's quarterly and annual statement (which the Company hereby agrees to furnish the Reinsurer upon request) it is found that four (4) or more of the Company's IRIS financial ratio values are outside of the usual range established in the IRIS system.
      4. Upon review of the Insurance Solvency International ISI) Performance Tests as published with respect to the Company (or upon application of such Performance Tests to the Company's annual financial statements which the Company hereby agrees to furnish to the Reinsurer upon request) it is found that four (4) or more of the Company's ratios are outside of normal range (as defined by the ISI standard).

Termination under A. or B. shall be automatic. The Reinsurer will specify the mode of payment, i.e. a run-off basis or a clean-cut basis with portfolio transfer, if applicable.

SECTION II (SETTLEMENT)
After termination of this Agreement under this or any article, including the natural expiry of the Agreement, if the Reinsurer has any residual liability to the Company, the Company will, at the request of the Reinsurer, furnish to the Reinsurer statements as specified in Section B1., above, and if four or more values are outside of the usual range established in the IRIS or ISI system (as applicable in accordance with Section B1., above) the Reinsurer shall have the option of an immediate commutation in accordance with the commutation article. In addition to the payments specified in that article the Reinsurer shall return the unearned premium and the Company will allow a deduction of commission equal to the average ceding commission on the ceded premium.

ARTICLE XXII                      CURRENCY REVALUATION
------------                      --------------------

It is agreed that underwriting to contractual and/or understanding limits will be done in terms of United States (U.S.) dollar equivalent on the basis of exchange rates in effect at the time of inception of new or renewal business or at the time an addition to an existing risk takes place. In the event there is a reduction in parity value of the U.S. dollar from that existing at the time the risk was written which results in the contractual and/or understanding limits being exceeded, the Company shall be held covered for such excess until next renewal of the risk, at which time underwriting will then conform to the contractual and/or understanding U.S. dollar limits in effect at the time.


IN WITNESS WHEREOF: the parties hereto have caused this Agreement to be executed by their authorized representative.

In:                     this             day of                       2000
    -------------------      -----------        ----------------------

                 SUPERIOR INSURANCE COMPANY AND ITS WHOLLY-OWNED
                             INSURANCE SUBSIDIARIES


By:                              Title:
    ---------------------------         ------------------------------



and in:                this              day of                         2000
        ---------------     ------------        ------------------------

            NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.


By:                            Title:
    --------------------------        --------------------------------











                                        8